EXECUTION COPY

SCHEDULE
TO THE
1992 ISDA MASTER AGREEMENT
dated as of April 30, 2007
between

MORGAN STANLEY CAPITAL SERVICES INC.
a Delaware corporation
(“Party A”)

and

DEUTSCHE BANK NATIONAL TRUST COMPANY
a national banking association, not individually, but solely as Trustee on behalf of the Supplemental Interest Trust (the “Trust”) with respect to Saxon Asset Securities Trust 2007-2, Mortgage Loan Asset Backed Certificates, Series 2007-2
(“Party B”)

Part 1.	Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), None Specified
Section 5(a)(vi), None Specified
Section 5(a)(vii), None Specified
Section 5(b)(iv), None Specified

and in relation to Party B for the purpose of:

Section 5(a)(v), None Specified
Section 5(a)(vi), None Specified
Section 5(a)(vii), None Specified
Section 5(b)(iv), None Specified

(b)	Events of Default. Notwithstanding anything in this Agreement to the contrary, the following Events of Default shall apply to the specified party:

		Party A	Party B
(i)	Section 5(a)(i), Failure to Pay or Deliver	Applicable	Applicable
(ii)	Section 5(a)(ii), Breach of Agreement	Applicable	Not Applicable
(iii)	Section 5(a)(iii), Credit Support Default	Applicable	Applicable
(iv)	Section 5(a)(iv), Misrepresentation	Applicable	Not Applicable
(v)	Section 5(a)(v), Default Under Specified Transaction	Not Applicable	Not Applicable
(vi)	Section 5(a)(vi), Cross Default	Applicable	Not Applicable
(vii)	Section 5(a)(vii), Bankruptcy	Applicable	Applicable
(viii)	Section 5(a)(viii), Merger Without Assumption	Applicable	Applicable

provided, however, that with respect to:

(i)
Section 5(a)(iii)(1) (Credit Support Default), as it applies to Party B only, shall be deleted in its entirety and replaced with the following: “Failure by Party B to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with Paragraph 3(b) of the Credit Support Annex if such failure is continuing after any applicable grace period has elapsed.”

(ii)
Section 5(a)(vi) (Cross Default), “Threshold Amount” means, with respect to Party A, 3% of its Credit Support Provider’s (or the applicable Relevant Entity’s) shareholder’s equity (as detailed in its Credit Support Provider’s or the Relevant Entity’s most recent financial statements).

(iii)
Section 5(a)(vii) (Bankruptcy), (i) clause (2) and (9) shall not be applicable to Party B; (ii) clause (4) shall not be applicable to Party B if the proceeding or petition is instituted or presented by Party A or any of its Affiliates and is in breach of Party A’s agreement set forth in Part 5(j) of this Schedule; (iii) the appointment of a trustee or other secured party by Party B or the Certificateholders for the purpose of holding all or a substantial portion of the assets of Party B for the benefit of the Certificateholders or Party A does not qualify as the appointment of a trustee, custodian or similar official under clause (6); (iv) a security interest granted by Party B to a trustee, collateral agent, custodian or other secured party, as applicable (the "Secured Party"), pursuant to an indenture, trust agreement, pooling and servicing agreement or other customary securitization transaction document (the "Security Agreement"), in property of Party B (the "Securitization Collateral") supporting a rated securitization transaction (the "Securitization"), and the rights of the Secured Party in and to the Securitization Collateral for the benefit of the investors in the Securitization and/or Party A, is not intended to constitute and shall not be treated as a secured party taking possession of the assets of Party B for purposes of clause (7); (v) the words “seeks or” shall be deleted from clause (6); and (vi) clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B as a result of the modifications set forth herein. Notwithstanding the foregoing, for the avoidance of doubt, the deletion of clause (9) is not intended to render clauses (1) through (8) inapplicable on the basis that Party B did not actively contest or oppose any of the acts referred to in such clauses or, in the case of clause (4), if a proceeding or petition referred to therein is instituted or presented against Party B, on the basis that Party B consented to or acquiesced in a judgment of bankruptcy or insolvency or the entry of an order for relief or the making of an order for its winding up or liquidation as a result of such proceeding or petition.

(c)	Termination Events. Notwithstanding anything in this Agreement to the contrary, the following Termination Events shall apply to the specified party:
		Party A	Party B
(i)	Section 5(b)(i), Illegality	Applicable	Applicable
(ii)	Section 5(b)(ii), Tax Event	Applicable	Applicable
(iii)	Section 5(b)(iii), Tax Event Upon Merger	Applicable	Applicable
(iv)	Section 5(b)(iv), Credit Event Upon Merger	Not Applicable	Not Applicable
(v)	Section 5(b)(v), Additional Termination Event	Applicable (as set forth in Part 1(g) below)	Applicable (as set forth in Part 1(g) below)

provided, however, that with respect to Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(d)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(e)
The “Transfer to Avoid Termination Event” provisions of 6(b)(ii) will apply, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” shall be deleted.

(f)	Payments on Early Termination.

(i)	For the purpose of Section 6(e), “Market Quotation” and “Second Method” will apply.

(ii)
Where an Early Termination Date is designated as a result of an Event of Default with respect to which Party A is the Defaulting Party or a Termination Event under Section 5(b)(iii), Section 5(b)(iv) or Section 5(b)(v) with respect to which Party A is the sole Affected Party, paragraphs (1) through (8) below shall apply:

(1)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“‘Market Quotation’ means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount, if any, that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and an Eligible Replacement to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions). Party A and Party B will request each Eligible Replacement to provide a Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones). If no Firm Offers are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

(2)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B in accordance with clauses (a) and (b) below; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination) equal to:

(a) the Termination Currency Equivalent of the amount (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined. If more than one Market Quotation is capable of becoming legally binding upon acceptance, Party B shall accept the Market Quotation that constitutes (1) the highest Market Quotation in the case of a payment by an Eligible Replacement to Party B or (2) the lowest Market Quotation in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Market Quotation is provided, Party B shall accept the single Market Quotation. Party B shall be obligated to accept the Market Quotation immediately upon determination so as to become legally binding; or

(b) Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined.

(3)
For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall make reasonable efforts to determine, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination.

(4)
Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation on or before the later of (a) the Early Termination Date or (b) 10 Business Days following the designation of the Early Termination Date (the “Latest Settlement Amount Determination Day”).

(5)
Party B will be deemed to have discharged its obligations under (4) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Business Days after the day on which the Early Termination Date is designated.

(6)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(7)	Party A shall have the right to obtain Market Quotations, without prior request by Party B, before the Latest Settlement Amount Determination Day.

(8)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) due to a failure by Party A to make, when due, any payment under this Agreement, shall not be netted against any amount payable by Party B under (1).”

(g)	“Termination Currency” means U.S. Dollars.

(h)	Additional Termination Event.

(A)	The following Additional Termination Event will apply to Party A, with Party A as the sole Affected Party and all Transaction as Affected Transactions.

(i)	Party A fails to comply with the Rating Agency Downgrade provisions as set forth in Part 5(f) below; or

(ii)	A Firm Offer is accepted by Party B pursuant to Part 5(f)(ii)(2)(B) following a Moody’s Second Tier Downgrade Event.

(B)	The following Additional Termination Events will apply to Party B, with Party B as the sole Affected Party and all Transaction as Affected Transactions.

(i)
Upon any amendment, supplement, modification or waiver of any provision of the PSA (as defined below) without the consent of Party A that materially and adversely affects the rights or interests of Party A.

(ii)	The Servicer exercises its option to purchase the Mortgage Loans pursuant to Section 9.1 of the PSA.

(iii)
Upon the irrevocable direction to dissolve or otherwise terminate the Trust following which all assets of the Trust will be liquidated and the proceeds of such liquidation distributed to the Certificateholders.

Part 2.	Tax Representations.

Party A and Party B Payer Tax Representations.

(i) For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii) For the purposes of Section 3(f), Party A makes the following representation:

Party A is a U.S. corporation organized under the laws of Delaware.

Part 3.	Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A	A correct, complete and duly executed IRS Form W-9.
(i) Upon entering into this Agreement, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such Form previously provided by Party A has become obsolete or incorrect.

Party B
(i) A correct, complete and duly executed IRS Form W-9 (if the beneficial interest in Party B is held by a single owner for federal income tax purposes, in the name of the sole owner and if the beneficial interest in Party B is held by more than a single owner for federal income tax purposes, in the name of the Trust) (or any successor thereto) that eliminates U.S. federal withholding and backup withholding tax on payments under this Agreement, (ii) if requested by Party A, a correct, complete and duly executed Form W-8IMY, and (iii) a complete and executed IRS Form W-9, W-8BEN, W-8ECI, or W-8IMY (with attachments) (as appropriate) from each Certificateholder that is not an “exempt recipient” as that term is defined in Treasury regulations section 1.6049-4(c)(ii), that eliminates U.S. federal withholding and backup withholding tax on payments under this Agreement.

In each case (a) upon entering into this Agreement; (b) in the case of a W-8ECI, W-8IMY, and W-8BEN that does not include a U.S. taxpayer identification number in line 6, before December 31 of each third succeeding calendar year, (c) promptly upon reasonable demand by Party A, (d) promptly upon the ownership of beneficial interest in the Trust changing between being held by a single owner to being held by more than a single owner or from being held by more than a single owner to being held by a single owner for federal tax purposes, and (e) promptly upon actual knowledge that any such Form previously provided by Party B has become obsolete or incorrect.

(b)	Other documents to be delivered are:-

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B
Either (1) a signature booklet containing secretary’s certificate and resolutions (“authorizing resolutions”) authorizing the party to enter into derivatives transactions of the type contemplated by the parties or (2) a secretary’s certificate, authorizing resolutions and incumbency certificate, in either case, for such party and any Credit Support Provider of such party reasonably satisfactory in form and substance to the other party.
		The earlier of the fifth Business Day after the Trade Date of the first Transaction or upon execution of this Agreement and as deemed necessary for any further documentation.	Yes

Party B
An executed copy of the Pooling and Servicing Agreement (“PSA”), dated as of April 1, 2007, among Saxon Asset Securities Company, as Depositor, Deutsche Bank National Trust Company, as Trustee, and Saxon Mortgage Services, Inc., as Servicer.
		Upon execution of this Agreement.	Yes

Party A and Party B	A duly executed copy of the Credit Support Document specified in Part 4 of this Schedule.	As soon as practicable after the execution of this Agreement.	No

Party A and Party B	An opinion of counsel reasonably satisfactory in form and substance to the other party.	As soon as practicable after the execution of this Agreement.	No

Part 4.	Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a):-

(i)	Address for notices or communications to Party A:-

MORGAN STANLEY CAPITAL SERVICES INC.
Transaction Management Group
1585 Broadway
New York, New York 10036-8293
Attention:          CHIEF LEGAL OFFICER
Fax No:               001 212 507 4622

(ii)	Address for notices or communications to Party B:

DEUTSCHE BANK NATIONAL TRUST COMPANY
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention:           Trust Administration - SX0702
Facsimile No.:     714 656 2626
Telephone No.:  714 247 6000

(b)
Notices. Section 12(a) is amended by adding in the third line thereof after the phrase “messaging system” and before the “)” the words, “; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent.”

(c)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(d)	Offices. The provisions of Section 10(a) will not apply to Party A and to Party B.

(e)	Multibranch Party. For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(f)	“Calculation Agent” means Party A.

(g)
“Credit Support Document” means (a) with respect to Party A, (1) the Credit Support Annex between Party A and Party B dated as of the date hereof (the “Credit Support Annex”) and (2) the guarantee of Morgan Stanley and (b) with respect to Party B, the Credit Support Annex.

(h)	Credit Support Provider means in relation to Party A: Morgan Stanley, a Delaware corporation.

Credit Support Provider means in relation to Party B: None

(i)
Governing Law; Jurisdiction. This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402. Section 13(b) is amended by: (1) deleting “non-” from the second line of clause (i); and (2) deleting the final paragraph.

(j)
Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(k)	Netting of Payments. Clause (ii) of Section 2(c) will apply to any amounts payable with respect to Transactions from the date of this Agreement.

(l)
“Affiliate”. Party A and Party B shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii). For the avoidance of doubt, with respect to Party A, such definition shall be understood to exclude Morgan Stanley Derivative Products Inc.

(m)	Additional Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given thereto in the PSA.

Part 5.	Other Provisions

(a)	Additional Representations.

(i)	The introductory clause of Section 3 of this Agreement is hereby amended to read in its entirety as follows:

“Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f) and Section 3(g)(4), at all times until the termination of this Agreement) that:—”

(ii)	Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding a Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) Non-Reliance. In the case of Party A, it is acting for its own account, and in the case of Party B, the Trustee is acting on behalf of the Trust. Party A has made its own independent decisions to enter into each Transaction under the Agreement and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and, with respect to Party B, it has entered into each Transaction under the Agreement as directed under the PSA. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of each such Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(3) Purpose. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an “eligible contract participant” as defined in Section 1a(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) ERISA Representation.

(i) Party A represents and warrants at all times hereunder that it is not a pension plan or employee benefit plan and that it is not using assets of any such plan or assets deemed to be assets of such a plan in connection with any Transaction under this Agreement, and

(ii) Party B represents and warrants at all times hereunder that (x) it is not a pension plan or employee benefit plan, and (y) (1) that it is not acting on behalf of any such plan or using assets of any such plan or assets deemed to be assets of any such plan in connection with any Transaction under this Agreement or (2) any pension plan or employee benefits plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any person who is acting on behalf of such a plan or using assets of such plan or assets deemed to be “plan assets” of such plan pursuant to U.S. Department of Labor regulation section 2510.3-101, who purchases a certificate issued by the Trust while the Trust is in existence (i) shall represent or shall be deemed to represent that the purchase and holding of such certificate is in reliance on at least one of the Prohibited Transaction Class Exemptions of 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) shall provide an opinion of counsel which states that such purchase and holding is permissible under applicable law and will not result in a prohibited transaction under ERISA or Section 4975 of the Code.”

(b)
Set-off. Subject to Section 2(c), Paragraphs 8(a) and 8(b) of the Credit Support Annex and Part 1(f)(ii)(8) hereof, notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold, suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) is hereby amended by the deletion of the following sentence at the end of the first paragraph thereof: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(c)	Confirmations. Party A will deliver to Party B a Confirmation relating to each Transaction.

(d)
Form of Agreement. The parties hereby agree that the text of the body of this Agreement is intended to be the printed form of 1992 ISDA Master Agreement (Multicurrency—Cross Border) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(e)	Transfer, Termination, Amendment and Assignment.

(i)	This Agreement may not be amended unless prior written notice is given to Moody’s and Rating Agency Confirmation from S&P is obtained.

(ii)
Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated by Party B (other than an Early Termination Date designated under Part 5(f)(ii)(3)) unless Moody’s has been given prior written notice of such designation.

(iii)
Party B may, with the prior written consent of Party A and subject prior written notice to Moody’s and Rating Agency Confirmation from S&P, assign, novate or transfer its rights and obligations under the Agreement to a third party. Notwithstanding Section 7 of this Agreement, Party A may, at its own discretion and at its own expense, subject to giving reasonable notice of transfer to Moody’s and subject to Rating Agency Confirmation with respect to S&P, assign, novate or transfer its rights and obligations under this Agreement (including any Transactions hereunder) to any third party including, without limitation, another of Party A’s offices, branches or affiliates (the “Transferee”), provided that:

(1) such third party agrees to be bound by, inter alia, the payment, transfer and collateral terms of this Agreement (including any Transactions hereunder) and substantially all other terms as the party which it replaces;

(2) such third party is an Eligible Replacement;

(3) a Termination Event or an Event of Default does not occur under this Agreement as a result of such transfer;

(4) if the Transferee is domiciled in a different jurisdiction from both Party A and Party B, the rating of the Certificates assigned by S&P are not adversely affected;

(5) as of the date of the transfer the Transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under this Agreement; and

(6) as of the date of such transfer, neither the Transferee nor Party B will be required to withhold or deduct any increased amount on account of any Taxes under this Agreement as a result of such transfer, unless, as of the date of such transfer, (x) Party B is entitled to additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by the Transferee and (y) Party B is not required to pay Transferee additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by Party B.

Following such transfer, all references herein to Party A shall be deemed to be  references to the Transferee.

(f)	Rating Agency Downgrade.

(i)
Moody’s First Tier Downgrade. In the event the Relevant Entity is downgraded below the Moody’s First Tier Required Swap Counterparty Ratings (a “Moody’s First Tier Downgrade Event”) then, within 30 Business Days after the occurrence of such Moody’s First Tier Downgrade Event, Party A shall, at its option and at its own expense, either:

(A)
cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the Moody’s First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

(B)	obtain an Eligible Guarantee in respect of Party A’s obligations under this Agreement that is provided by an entity with the Moody’s First Tier Required Swap Counterparty Rating; or

(C)	Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex.

(ii)
Moody’s Second Tier Downgrade. (1) In the event that no Relevant Entity has the Moody’s Second Tier Required Swap Counterparty Rating (a “Moody’s Second Tier Downgrade Event”) then, Party A shall, at its option and at its own expense, use commercially reasonable efforts to as soon as reasonably practicable either:

(A)	cause an Eligible Replacement to replace Party A as party to this Agreement; or

(B)	obtain an Eligible Guarantee in respect of Party A’s obligations under this Agreement that is provided by an entity with the Moody’s Second Tier Required Swap Counterparty Rating.

(2) If no Eligible Replacement or Eligible Guarantee has been effected in accordance with Part 5(f)(ii)(1)(A) or (B) above within 30 Business Days of such Moody’s Second Tier Downgrade Event then:

(A)
Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex until such replacement or Eligible Guarantee takes effect or, if sooner, no Moody’s Second Tier Downgrade Event is occurring; and

(B)
without prejudice to Party A’s right to continue to seek an Eligible Replacement or an Eligible Guarantee pursuant to Part 5(f)(ii)(1)(A) and (B), Party B shall also have the right (but not the obligation) on any Business Day thereafter to obtain Firm Offers (such day a “Firm Offer Solicitation Date”) by giving Party A written notice of its intention to seek Firm Offers no later than 12:00 p.m., New York time, on the Business Day prior to the Firm Offer Solicitation Date. Such notice shall indicate the day and time as of which each Eligible Replacement will be requested to provide its Firm Offer; provided that Eligible Replacements shall not provide Firm Offers prior to 12:00 p.m. New York time, on the Firm Offer Solicitation Date. Party B shall undertake to use reasonable efforts to seek at least 5 Firm Offers and Party B shall request each entity providing a Firm Offer to do so to the extent reasonably practicable as of the same day and time (without regard to different time zones). If more than one Firm Offer remains capable of becoming legally binding upon acceptance, Party B shall accept the Firm Offer that constitutes (1) the highest Firm Offer in the case of a payment by an Eligible Replacement to Party B or (2) the lowest Firm Offer in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Firm Offer is provided, Party B shall accept the single Firm Offer. Party B shall be obligated to accept the Firm Offer upon determination; provided however, prior to accepting such Firm Offer, Party B shall (1) on a day that is a Business Day, provide Party A with at least 24 hours prior written notice of its intent to accept such Firm Offer (which acceptance, in all cases, shall be on a Business Day) and (2) confirm that Party A has not identified an Eligible Replacement. If at anytime prior to Party B’s acceptance of a Firm Offer, Party A has identified an Eligible Replacement then, in its sole discretion, Party A may transfer its rights and obligations under this Agreement to such Eligible Replacement and an Early Termination Date will not occur. If a Firm Offer is accepted by Party B, then, notwithstanding Section 6 of the ISDA Master Agreement, an Early Termination Date in respect of all outstanding Transactions will occur immediately upon such acceptance by Party B and the Settlement Amount will equal the Firm Offer so accepted by Party B.

(3) Notwithstanding Part 5(f)(ii)(1) and (2) above, an Additional Termination Event under this Part 5(f)(ii) shall only occur with Party A as the sole Affected Party if:

(A)	a Moody’s Second Tier Downgrade Event has occurred and has been continuing for 30 or more Business Days; and

(B)	at least one Eligible Replacement has made a Firm Offer in accordance with Part 5(f)(ii)(2)(B) above which remains capable of becoming legally binding upon acceptance by the offeree.

(iii)
S&P First Tier Downgrade. In the event the Relevant Entity is downgraded below the S&P First Tier Required Swap Counterparty Rating (an “S&P First Tier Downgrade Event”) then, within 30 calendar days after the occurrence of such S&P First Tier Downgrade Event, Party A shall, subject to Rating Agency Confirmation, at its option and at its own expense, either:

(A)
cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

(B)	obtain an Eligible Guarantee in respect of Party A’s obligations under this Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating;

(C)	transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

(D)	take other steps, if any, to enable Party B to remedy a downgrade by S&P below the S&P First Tier Required Swap Counterparty Rating.

(iv)
S&P Second Tier Downgrade. (1) In the event that no Relevant Entity has the S&P Second Tier Required Swap Counterparty Rating (an “S&P Second Tier Downgrade Event”) then, within 10 calendar days after such S&P Second Tier Downgrade Event, Party A shall, subject to Rating Agency Confirmation, at its option and at its own expense, use commercially reasonable efforts to as soon as reasonably practicable either:

(A)
cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

(B)	obtain an Eligible Guarantee in respect of Party A’s obligations under this Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating.

(2) Pending compliance with Part 5(f)(iv)(1)(A) or (B) Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex immediately upon the occurrence of an S&P Second Tier Downgrade Event.

(v)
Failure to act in accordance with this Part 5(f), including any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex, shall constitute an Additional Termination Event with Party A as the sole Affected Party; provided that, failure by Party A to Transfer Eligible Credit Support to Party B in accordance with Part 5(f)(ii)(2) above shall constitute an Event of Default under Section 5(a)(iii)(“Credit Support Default”) if such failure is not remedied on or before the third Business Day after notice of such failure is given to Party A.

(vi)
For purposes of this Part 5(f), but subject to Part 5(f)(ii)(3), Party A shall be responsible for (1) posting collateral in accordance with such Credit Support Annex at its own cost; and (2) any cost incurred by it in complying with its obligations.

(g)	Rating Agency Downgrade Definitions.

(i)	For purposes of this Agreement,

“Eligible Guarantee” means an unconditional and irrevocable guarantee, letter of credit or other arrangement that is provided by a party as principal obligor rather than surety and is directly enforceable by Party B.

“Eligible Replacement” means an entity (1) with the Moody’s First Tier Required Swap Counterparty Ratings and/or the Moody’s Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the Moody’s First Tier Required Swap Counterparty Ratings and/or the Moody’s Second Tier Required Swap Counterparty Ratings, and (2) with the S&P First Tier Required Swap Counterparty Ratings and/or the S&P Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the S&P First Tier Required Swap Counterparty Ratings; provided that no entity shall be an Eligible Replacement unless (A) a legal opinion confirms that none of such Eligible Replacement’s payments to Party B under this Agreement will be subject to deduction or withholding for or on account of any Tax or (B) notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by such Eligible Replacement shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14).

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s” means Moody’s Investor Services, Inc. and any successor to its rating business.

“Moody’s First Tier Required Swap Counterparty Rating” means (i) if such counterparty or entity has only Long-Term Rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody’s, a Long-Term Rating of at least “A2” by Moody’s and a Short-Term Rating of at least “P-1” by Moody’s.

“Moody’s Second Tier Required Swap Counterparty Rating” means (i) if such counterparty or entity has only a Long-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s and a Short-Term Rating of at least “P-2” by Moody’s.

“Rating Agencies” means Moody’s and S&P.

“Rating Agency Confirmation” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with S&P and receive from S&P a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then current rating of the Certificates; provided that S&P is then providing a rating of the Certificates.

“Relevant Entity” means Party A, Party A’s Credit Support Provider and any principal obligor under an Eligible Guarantee in respect of Party A’s obligations under this Agreement.

“S&P” means Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor to its rating business.

“S&P First Tier Required Swap Counterparty Rating” means (i) a Short-Term Rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least “A+” by S&P.

“S&P Second Tier Required Swap Counterparty Rating” means a Short-Term Rating of at least “A-3” by S&P and a Long-Term Rating of at least “BBB-” by S&P.

(h)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that nothing in this provision shall adversely affect the rights of each party under this Agreement; and provided further that this severability provision shall not be applicable if any provision of Section 1, 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or connection with any such Section) shall be so held to be invalid or unenforceable. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(i)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading and marketing personnel of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(j)
Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Trust or Deutsche Bank National Trust Company, not individually, but solely as Trustee, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates; provided, however, that this shall not restrict or prohibit Party A from joining in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other analogous proceedings under applicable laws.

(k)
Regulation AB. Upon request by the Depositor, Party A may, at its option, but is not required to, (A) (a) provide the financial information required by Item 1115(b)(1) or (b)(2) of Regulation AB (as specified by the Depositor to Party A) with respect to Party A (or any guarantor of Party A if providing the financial data of a guarantor is permitted under Regulation AB) and any affiliated entities providing derivative instruments to Party B (the “Company Financial Information”), in a form appropriate for use in the Exchange Act Reports and in an EDGAR-compatible form; (b) if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B and (c) within 5 Business Days of the release of any updated financial information, provide current Company Financial Information as required under Item 1115(b) of Regulation AB to the Depositor in an EDGAR-compatible form and, if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B or (B) assign this Agreement at its own cost to another entity that has agreed to take the actions described in clause (A) of this sentence with respect to itself (and which has the Required Swap Counterparty Rating and the assignment to which would satisfy the Rating Agency Condition). For the avoidance of doubt, Party A is not required to take any action pursuant to this paragraph and the failure of Party A to take any such action will not constitute an Event of Default under this Agreement.

As used in this Agreement the following words shall have the following meanings:

“Commission” shall mean the Securities and Exchange Commission.

“Depositor” shall mean Saxon Asset Securities Trust 2007-2.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder

“Exchange Act Reports” shall mean all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to Party B pursuant to the Exchange Act.

“Regulation AB” shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

(l)
Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by Deutsche Bank National Trust Company (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company not in its individual capacity but solely as Trustee under the PSA in the exercise of the powers and authority conferred and vested in it as trustee thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust, (iii) except as expressly required by the terms of the PSA, nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties, and (iv) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(m)	“Indemnifiable Tax” Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, no Tax shall be an Indemnifiable Tax.

(n)
If Party A consolidates or amalgamates with, merges with or into, or transfers all or substantially all its assets to, another entity, where such action does not constitute an event described in Section 5(a)(viii), Party A shall either (A) provide a legal opinion that none of Party A's payments to Party

B under this Agreement will be subject to deduction or withholding for or on account of any Tax or (B) notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14).

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof:

MORGAN STANLEY CAPITAL SERVICES INC.
DEUTSCHE BANK NATIONAL TRUST COMPANY, not individually, but solely as Trustee on behalf of the Supplemental Interest Trust with respect to Saxon Asset Securities Trust 2007-2, Mortgage Loan Asset Backed Certificates, Series 2007-2

By: /s/ William C. Thum Name: William C. Thum Title: Vice President Date: April 30, 2007	By: /s/ Karlene Benvenuto Name: Karlene Benvenuto Title: Authorized signer Date: April 30, 2007

EXHIBIT A

Credit Support Annex

Exh. A-1

EXECUTION

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement

dated as of April 30, 2007

between

MORGAN STANLEY CAPITAL SERVICES, INC.	and
DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, not individually, but solely as Trustee on behalf of the Supplemental Interest Trust (the “Trust”) with respect to Saxon Asset Securities Trust 2007-2, Mortgage Loan Asset Backed Certificates, Series 2007-2

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii) the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

Substitutions.

(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) Eligibility to Hold Posted Collateral; Custodians.

(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) Distributions and Interest Amount.

(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12. Definitions

As used in this Annex:

“Cash” means the lawful currency of the United States of America. “Credit Support Amount” has the meaning specified in Paragraph 3. “Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount” has the meaning specified in Paragraph 3(a). “Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

EXECUTION COPY

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations with respect to Party A and Party B: None.

(b)	Credit Support Obligations.

(i)
“Delivery Amount” and “Return Amount” each has the meaning specified in Paragraph 3; provided that, in the event that Party A elects or is required to post collateral pursuant to a ratings downgrade by S&P and Moody’s, (1) the Delivery Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party A transferring the greater amount of Eligible Credit Support and (2) the Return Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party B transferring the least amount of Posted Credit Support. “Credit Support Amount” has the meaning specified below:

(A)
in the event Party A elects or is required to post collateral pursuant to Part 5(f)(iii) or (iv) of the Schedule due to a ratings downgrade or withdrawal by S&P, “Credit Support Amount” shall have the meaning specified in Table 1 attached hereto; and

(B)
in the event Party A elects to post collateral pursuant to Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody’s below the Moody’s First Tier Required Swap Counterparty Rating, “Credit Support Amount” shall have the meaning specified in Table 2A or Table 2B, as applicable, attached hereto; and

(C)
in the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody’s below the Moody’s Second Tier Required Swap Counterparty Rating, “Credit Support Amount” shall have the meaning specified in Table 3A or 3B, as applicable, attached hereto.

In the event Party A or its Credit Support Provider does not have a Long-Term Rating of at least “BBB+” from S&P, the Valuation Agent shall verify its calculation of the Secured Party’s Exposure on a quarterly basis by seeking two quotations from Reference Market-makers. If two Reference Market-makers are not available to provide a quotation, then fewer than two Reference Market-makers may be used for such purpose. If no Reference Market-makers are available, then the Valuation Agent’s estimates at mid-market will be used. The Valuation Agent may not obtain the quotations referred to above from the same person in excess of four times during any 12 month period. Where more than one quotation is obtained, the quotation representing the greatest amount of Exposure shall be used by the Valuation Agent. In the event the verification procedures set forth above indicate that there is a deficiency in the amount of Eligible Collateral that has been Transferred to the Secured Party, the Pledgor shall Transfer the amount of Eligible Collateral necessary to cure such deficiency to the Secured Party within three Local Business Days. The Valuation Agent shall provide to S&P its calculations of the Secured Party’s Exposure for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to this paragraph.

(ii)	Eligible Collateral.

(A)
In the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P, the items specified in Table 4 attached hereto will qualify as “Eligible Collateral” for Party A.

(B)
In the event Party A elects to post collateral pursuant to Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody’s below the Moody’s First Tier Required Swap Counterparty Rating, the items specified in Table 5 attached hereto will qualify as “Eligible Collateral” for Party A.

(C)
In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody’s below the Moody’s Second Tier Required Swap Counterparty Rating, the items specified in Table 6 attached hereto will qualify as “Eligible Collateral” for Party A.

(iii)	Other Eligible Support: Not applicable.

(iv)	Thresholds.

(A)
“Independent Amount” means, with respect to Party A, not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P or Moody’s.

“Independent Amount” means, with respect to Party B, zero.

(B)
“Threshold” means with, respect to Party A, not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P or Moody’s.

“Threshold” means with respect to Party B: Infinite.

“Minimum Transfer Amount” means with respect to Party A: USD 50,000; and with respect to Party B: USD 50,000; provided, however, that if such party is a Defaulting Party at the time,
“Minimum Transfer Amount” shall mean zero with respect to such party.

(C)	Rounding. The Delivery Amount will be rounded up to the nearest multiple of $1000 and the Return Amount will be rounded down to the nearest multiple of $1000.

(v)
“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” in the fourth line thereof the words “(assuming, for this purpose only, that Part 1(f)(ii) of the Schedule is deleted)” shall be inserted.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A.

(ii)
“Valuation Date” means (A) each and every Wednesday commencing on the first such date following the date hereof or if any Wednesday is not a Local Business Day, the next succeeding Local Business Day and (B) any other Local Business Day on which notice is made before 12:00 noon, New York time on the immediately preceding Local Business Day.

(iii)
“Valuation Time” means the close of business in New York on the New York Banking Day before the Valuation Date or date of calculation, as applicable, or any time on the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(v)
The Valuation Agent’s calculations pursuant to the terms hereof shall be made in accordance with standard market practice, using commonly accepted third party sources that comply with S&P’s criteria (e.g. Bloomberg, Bridge Information Services, Reuters and Telerate).

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party of the Termination Event occurs with respect to that party): Not Applicable.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. The Pledgor need not obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support or of any Transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated by the Valuation Agent in accordance with standard market practice using third party sources (such as, by way of example only, Bloomberg or Reuters) where available.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodian.

Party B and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A)	Party B is not a Defaulting Party.

(B)	Posted Collateral may be held only in the following jurisdictions: the United States of America.

(C)	Party B’s Custodian (or its parent) shall have a Long Term Rating by S&P of at least “A” and a Short Term Rating by S&P of at least “A-1” by S&P.

Initially, the Custodian for Party B is the Trustee.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will apply.

(h)	Distributions and Interest Amount.

(i)	“Interest Rate”. The “Interest Rate” shall be the rate actually earned by Party B on Posted Collateral in the form of Cash.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). None.

(j)	Other Eligible Support and Other Posted Support.“Value” and “Transfer” with respect to Other Eligible Support and Other Posted Support each means: Not applicable.

(k)	Demands and Notices.

(i)	All demands, specifications and notices to Party A under this Annex will be made to:

Morgan Stanley Capital Services Inc.
1585 Broadway
FID Controllers
New York, NY 10036
Attn: FID Collateral Manager
Telephone No.: (212) 761-0877
Facsimile No.: (212) 507-4949
Email: nyfidcoll@morganstanley.com

and all demands, specifications and notices to Party B under this Annex will be to:

Deutsche Bank National Trust Company, as trustee of the Trust
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: Trust Administration - SX0702
Facsimile: (714) 656-2626
Phone: (714) 247-6000

; provided that any demand, specification or notice may be made by telephone (“Telephone Notice”) between employees of each party if such Telephone Notice is confirmed by a subsequent written instruction (which may be delivered via facsimile or email) by the close of business on the same day that such Telephone Notice is given.

(ii)
Demand for Collateral. Without prejudice to any provision of this Agreement, if a Delivery Amount for a Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will, without prior demand by the Secured Party, Transfer to the Secured Party Eligible Credit Support in accordance with Paragraph 3(a).

(l)	Addresses for Transfers.

Party A:
Cash:CITIBANK, New York
ABA No.: 021 000 089
Account No.: 4072 - 4601

Treasury Securities
and Agency Notes: Bank of New York, New York/Morgan Stanley & Co. Incorporated
ABA No.: 021000018

Other Forms of Eligible Collateral: As provided by Party A.

Party B:
Cash: Deutsche Bank
ABA No.: 021001033
Account No.: 01419663

Account Name: NYLTD Funds Control - Stars West
Ref: Saxon Asset Securities Trust 2007-2

DTC Eligible Securities: As provided by Party B

(m)	Other Provisions.

(i)
Notwithstanding any other provision in this Agreement to the contrary, no full or partial failure to exercise and no delay in exercising, on the part of Party A or Party B, any right, remedy, power or privilege permitted hereunder shall operate in any way as a waiver thereof by such party, including without limitation any failure to exercise or any delay in exercising to any or to the full extent of such party's rights with respect to transfer timing pursuant to Paragraph 4(b), regardless of the frequency of such failure or delay.

(ii)	In all cases, in order to facilitate calculation of the Delivery Amount and the Return Amount for a particular Valuation Date in accordance with Paragraph 3 of this Annex:

(A)	Eligible Collateral;

(B)	Exposure; and

(C)	Posted Collateral

shall each be expressed in US Dollars. If any of these items are expressed in a currency other than US Dollars, then they shall be converted into US Dollar amounts at the spot exchange rate determined by the Valuation Agent on that Valuation Date.

(iii)
Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of 1994 ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(n)
Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term “Secured Party” as used in this Annex shall mean only Party B, (b) the term “Pledgor” as used in this Annex shall mean only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(o)	Events of Default. Paragraph 7(ii) and (iii) will not apply to Party B.

(p)
Expenses. For the avoidance of doubt, Party A shall be responsible for posting collateral in accordance with this Credit Support Annex at its own cost and any cost incurred by it in complying with its obligations hereunder.

(q)	Additional Definitions

“Agency Notes” means U.S. Dollar-denominated fixed rate, non-amortising, non-mortgage-backed, senior debt securities of fixed maturity, rated Aaa by Moody's and AAA by S&P issued by any of the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal Farm Credit Bank.

“Commercial Paper” means U.S. Dollar-denominated, coupon-bearing, commercial paper issued by a corporation, finance company, partnership or limited liability company.

“Treasury Securities” means U.S. Dollar-denominated, coupon-bearing, senior debt securities of the United States of America issued by the U.S. Treasury Department and backed by the full faith and credit of the United States of America.

(r)
Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Annex is executed by Deutsche Bank National Trust Company (i) this Annex is executed and delivered by Deutsche Bank National Trust Company not in its individual capacity but solely as Trustee under the PSA in the exercise of the powers and authority conferred and invested in it as trustee thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust, (iii) except as expressly required by the terms of the PSA, nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties, and (iv) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Annex.

IN WITNESS WHEREOF, the parties have executed this Credit Support Annex by their duly authorized officers as of the date hereof.

MORGAN STANLEY CAPITAL SERVICES INC.

By: /s/ William C. Thum
        Name: William C. Thum
        Title: Vice President
        Date: April 30, 2007

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not individually, but solely as Trustee on behalf of the Supplemental Interest Trust with respect to Saxon Asset Securities Trust 2007-2, Mortgage Loan Asset Certificates, Series 2007-2

By: /s/ Karlene Benvenuto
        Name: Karlene Benvenuto
        Title: Authorized signer
        Date: April 30, 2007

TABLE 1

CREDIT SUPPORT AMOUNT
DOWNGRADE BY S&P

In the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P:

“Credit Support Amount” means, with respect to a Valuation Date, an amount equal to the greater of (1) the sum of (a) the MTM and (b) the Volatility Buffer multiplied by the Notional Amount * 10 and (2) zero.

“MTM” means the Secured Party’s Exposure for that Valuation Date.

“Volatility Buffer” means (a) if, on the date of determination, Party A has a short-term credit rating of “A-2” by S&P and the Termination Date of the Transaction will occur in less than 5 years, 3.25%, (b) if, on the date of determination, Party A has a short-term credit rating of “A-2” by S&P and the Termination Date of the Transaction will occur in less than 10 years but more than 5 years, 4.00%, (c) if, on the date of determination, Party A has a short-term credit rating of “A-3” by S&P and the Termination Date of the Transaction will occur in less than 5 years, 4.00%, (d) if, on the date of determination, Party A has a short-term credit rating of “A-3” by S&P and the Termination Date of the Transaction will occur in less than 10 years but more than 5 years, 5.00%, (e) if, on the date of determination, Party A has a long-term credit rating of “BB+” or lower by S&P and the Termination Date of the Transaction will occur in less than 5 years, 4.50%, or (f) if, on the date of determination, Party A has a long-term credit rating of “BB+” or lower by S&P and the Termination Date of the Transaction will occur in less than 10 years but more than 5 years, 6.75%.

TABLE 2A

CREDIT SUPPORT AMOUNT
DOWNGRADE BY MOODY’S BELOW MOODY’S FIRST TIER REQUIRED
SWAP COUNTERPARTY RATING

In the event Party A elects to post collateral pursuant to Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody’s below the Moody’s First Tier Required Swap Counterparty Rating:

“Credit Support Amount” means, with respect to a Valuation Date, an amount equal to either:

(A) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the lesser of (x) 25 multiplied by DV01 and (y) 4% multiplied by the Notional Amount * 10; or

(B) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the Notional Amount * 10 multiplied by the amount specified in Table 2B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

“DV01” means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party’s Exposure resulting from a one basis point change in the swap curve.

“MTM” means the Secured Party’s Exposure for that Valuation Date.

TABLE 2B

Weighted Average Life of Hedge in Years
1	0.25%
2	0.50%
3	0.70%
4	1.00%
5	1.20%
6	1.40%
7	1.60%
8	1.80%
9	2.00%
10	2.20%
11	2.30%
12	2.50%
13	2.70%
14	2.80%
15	3.00%
16	3.20%
17	3.30%
18	3.50%
19	3.60%
20	3.70%
21	3.90%
22	4.00%
23	4.00%
24	4.00%
25	4.00%
26	4.00%
27	4.00%
28	4.00%
29	4.00%
30	4.00%

TABLE 3A

CREDIT SUPPORT AMOUNT
DOWNGRADE BY MOODY’S BELOW MOODY’S SECOND TIER REQUIRED
SWAP COUNTERPARTY RATING

In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade by Moody’s below the Moody’s Second Tier Required Swap Counterparty Rating:

“Credit Support Amount” means, with respect to a Valuation Date, an amount equal to either:

(A) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and (b) the lesser of (x) 60 multiplied by DV01 and (y) 9% multiplied by the Notional Amount * 10; or

(B) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and (b) the Notional Amount * 10 multiplied by the amount specified in Table 3B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

“DV01” means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party’s Exposure resulting from a one basis point change in the swap curve.

“MTM” means the Secured Party’s Exposure for that Valuation Date.

TABLE 3B

Weighted Average Life of Hedge in Years
1	0.60%
2	1.20%
3	1.70%
4	2.30%
5	2.80%
6	3.30%
7	3.80%
8	4.30%
9	4.80%
10	5.30%
11	5.60%
12	6.00%
13	6.40%
14	6.80%
15	7.20%
16	7.60%
17	7.90%
18	8.30%
19	8.60%
20	9.00%
21	9.00%
22	9.00%
23	9.00%
24	9.00%
25	9.00%
26	9.00%
27	9.00%
28	9.00%
29	9.00%
30	9.00%

TABLE 4

ELIGIBLE COLLATERAL
S&P

	Eligible Collateral	Party A	Valuation Percentage
(A)	Cash	X	100.0%
(B)	Treasury Securities with a remaining maturity of 52 weeks or less	X	98.5%
(C)	Treasury Securities with a remaining maturity of more than 52 weeks but no more than 5 years	X	93.6%
(D)	Treasury Securities with a remaining maturity of more than 5 years but no more than 10 years	X	89.9%
(E)	Treasury Securities with a remaining maturity of more than 10 years but no more than 30 years	X	83.9%
(F)	Agency Notes with a remaining maturity of no more than 15 years	X	81.3%
(G)	Agency Notes with a remaining maturity of more than 15 years but no more than 30 years	X	74.8%
(H)	Commercial Paper rated “A-1+” by S&P and “P-1” by Moody’s, with a remaining maturity of 180 days or less	X	98.0%
(I)	Commercial Paper rated “A-1” by S&P and P-1 by Moody’s, with a remaining maturity of 180 days or less	X	97.0%
(J)	Commercial Paper rated “A-1” by S&P and “P-1” by Moody’s, with a remaining maturity of more than 180 days or but no more than 360 days	X	94.0%

Notwithstanding the above, Commercial Paper will qualify as Eligible Collateral for Party A only if the aggregate amount of Commercial Paper Transferred as Eligible Collateral under this Annex constitutes the obligations of 10 or more issuers.

TABLE 5

ELIGIBLE COLLATERAL
DOWNGRADE BY MOODY’S BELOW MOODY’S FIRST TIER REQUIRED
SWAP COUNTERPARTY RATING

Eligible Collateral	Valuation Percentage
U.S. Dollar Cash	100%
EURO Cash	97%
Sterling Cash	97%
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
< 1 Year	100%
1 to 2 Years	100%
2 to 3 Years	100%
3 to 5 Years	100%
5 to 7 Years	100%
7 to 10 Years	100%
10 to 20 Years	100%
> 20 Years	100%
Floating-Rate Negotiable Treasury Debt issued by The U.S. Treasury Department
All Maturities	100%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
< 1 Year	100%
1 to 2 Years	100%
2 to 3 Years	100%
3 to 5 Years	100%
5 to 7 Years	100%
7 to 10 Years	100%
10 to 20 Years	100%
> 20 Years	100%
Floating-Rate U.S. Agency Debentures -
All Maturities	100%
Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above with Remaining Maturity
< 1 Year	97%
1 to 2 Years	97%
2 to 3 Years	97%
3 to 5 Years	97%
5 to 7 Years	97%
7 to 10 Years	97%
10 to 20 Years	97%
> 20 Years	97%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	97%

Eligible Collateral	Valuation Percentage
Fixed-Rate United Kingdom Gilts with Remaining Maturity
< 1 Year	97%
1 to 2 Years	97%
2 to 3 Years	97%
3 to 5 Years	97%
5 to 7 Years	97%
7 to 10 Years	97%
10 to 20 Years	97%
> 20 Years	97%
Floating-Rate United Kingdom Gilts
All Maturities	97%

TABLE 6

ELIGIBLE COLLATERAL
DOWNGRADE BY MOODY’S BELOW MOODY’S SECOND TIER REQUIRED
SWAP COUNTERPARTY RATING

Eligible Collateral	Valuation Percentage
U.S. Dollar Cash	100%
EURO Cash	93%
Sterling Cash	94%
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
< 1 Year	100%
1 to 2 Years	99%
2 to 3 Years	98%
3 to 5 Years	97%
5 to 7 Years	95%
7 to 10 Years	94%
10 to 20 Years	89%
> 20 Years	87%
Floating-Rate Negotiable Treasury Debt issued by The U.S. Treasury Department
All Maturities	99%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
< 1 Year	99%
1 to 2 Years	98%
2 to 3 Years	97%
3 to 5 Years	96%
5 to 7 Years	94%
7 to 10 Years	93%
10 to 20 Years	88%
> 20 Years	86%
Floating-Rate U.S. Agency Debentures -
All Maturities	98%
Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above with Remaining Maturity
< 1 Year	93%
1 to 2 Years	92%
2 to 3 Years	91%
3 to 5 Years	89%
5 to 7 Years	87%
7 to 10 Years	86%
10 to 20 Years	82%
> 20 Years	80%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	92%

Eligible Collateral	Valuation Percentage
Fixed-Rate United Kingdom Gilts with Remaining Maturity
< 1 Year	93%
1 to 2 Years	92%
2 to 3 Years	91%
3 to 5 Years	90%
5 to 7 Years	89%
7 to 10 Years	88%
10 to 20 Years	84%
> 20 Years	82%
Floating-Rate United Kingdom Gilts
All Maturities	93%

EXECUTION COPY

DATE:	April 30, 2007

TO:
Deutsche Bank National Trust Company, not individually, but solely as Trustee on behalf of the Supplemental Interest Trust with respect to Saxon Asset Securities Trust 2007-2, Mortgage Loan Asset Backed Certificates, Series 2007-2

ATTENTION:	Trust Administration - SX0702
TELEPHONE:	(714) 247-6000
FACSIMILE:	(714) 656-2626

FROM:	New York Derivative Client Services Group
TELEPHONE:	(212) 761-2996
FACSIMILE:	(646) 202-9190

SUBJECT:	Fixed Income Derivatives Confirmation

REFERENCE NUMBER:	AACPV

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Swap Transaction entered into on the Trade Date specified below (the “Transaction”) between Morgan Stanley Capital Services Inc. (“Party A”) and Deutsche Bank National Trust Company, not individually, but solely as Trustee on behalf of the Supplemental Interest Trust (the “Trustee”) under the Pooling and Servicing Agreement, dated and effective as of April 1, 2007, among Saxon Asset Securities Company, as Depositor, Deutsche Bank National Trust Company, as Trustee, and Saxon Mortgage Services, Inc., as Servicer (the “PSA”) for the Saxon Asset Securities Trust 2007-2, Mortgage Loan Asset Backed Certificates, Series 2007-2 (“Party B”).

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Terms capitalized but not defined in this Confirmation (including the Definitions) have the meanings attributed to them in the PSA.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of April 30, 2007, as amended and supplemented from time to time (the “Agreement”), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the notional amount set forth for such Calculation Period in Schedule I attached hereto.

Trade Date:	April 19, 2007

Effective Date:	April 30, 2007

Termination Date:	March 25, 2008

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Dates:	April 30, 2007

1

Fixed Amount:	None

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	7.20%

Floating Rate Payer Payment
Dates:	Early Payment—For each Calculation Period, the first Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Payer Period End
Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing May 25, 2007, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following formula:

Floating Rate * Notional Amount * Floating Rate Day Count Fraction.

Designated Maturity:	One month

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York and Los Angeles

Business Day Convention:	Following

2.	Account Details and Settlement Information:

Payment to Party A:

Citibank, New York
ABA No.: 021 000 089
Account No.: 4072-4601
Account Name: Morgan Stanley Capital Services Inc.

Payments to Party B:

Deutsche Bank
ABA No.: 021001033
Account No: 01419663
Acct Name: NYLTD Funds Control - Stars West
Ref: Saxon Asset Securities Trust 2007-2 (cap)

2

3.
Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Deutsche Bank National Trust Company (i) this Confirmation is executed and delivered by Deutsche Bank National Trust Company not in its individual capacity but solely as Trustee on behalf of the Supplemental Interest Trust under the PSA in the exercise of the powers and authority conferred and invested in it as trustee thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) except as expressly required by the terms of the PSA, nothing herein contained shall be construed as creating any liability on Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties, and (iv) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

4.
Modifications to the Agreement. For purposes of this Transaction only, the Agreement is modified as follows: Part 1(f)(ii), Part 1(h)(A) and Part 5(f) of the Schedule to the ISDA Master Agreement are hereby deleted in their entirety.

3

We are very pleased to have entered into this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

MORGAN STANLEY CAPITAL SERVICES INC.

By: /s/ David N. Moore
Name: David N. Moore
Title: Vice President

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

DEUTSCHE BANK NATIONAL TRUST COMPANY, not individually, but solely as Trustee on behalf of the Supplemental Interest Trust with respect to Saxon Asset Securities Trust 2007-2, Mortgage Loan Asset Backed Certificates, Series 2007-2

By: /s/ Karlene Benvenuto
Name: Karlene Benvenuto
Title: Authorized signer

4

SCHEDULE I

Line	Calculation Period		Notional Amount ($)
1	Effective Date	5/25/2007	828,036,000.00
2	5/25/2007	6/25/2007	799,604,312.93
3	6/25/2007	7/25/2007	771,970,960.01
4	7/25/2007	8/25/2007	745,044,753.33
5	8/25/2007	9/25/2007	718,784,023.63
6	9/25/2007	10/25/2007	693,150,964.90
7	10/25/2007	11/25/2007	668,111,932.93
8	11/25/2007	12/25/2007	643,637,328.92
9	12/25/2007	1/25/2008	619,701,469.99
10	1/25/2008	2/25/2008	596,282,446.16
11	2/25/2008	Termination Date	573,361,963.53

I-1